UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hawthorne Street, 10th Floor, San Francisco, California 94105
(Address of principal executive offices) (Zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Anthony Ling to the Board of Directors
On May 19, 2025, the board of directors (the Board) of NerdWallet, Inc (the Company) appointed Anthony Ling to serve as a member of the Board effective as of May 22, 2025, to fill the vacancy created by Maurice Taylor’s decision not to stand for re-election to the Board. The Board determined that Mr. Ling is an “independent director” as such term is defined by the applicable listing rules of The Nasdaq Stock Market (Nasdaq) and qualifies as “independent” in accordance with the additional independence rules established by the Securities and Exchange Commission and the Nasdaq for service on audit committees. Mr. Ling will serve as an independent director until the 2026 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, or removal. The Board also appointed Mr. Ling to the Audit Committee of the Board.
As a non-employee director, Mr. Ling will receive annual cash compensation of $50,000 for his service on the Board and $10,000 for his service on the Audit Committee of the Board. He will also receive a grant of restricted stock units (RSUs) having a grant-date value of $185,000, vesting in three annual installments on the first three anniversaries of the date of grant. The RSUs are subject to the terms of NerdWallet’s 2021 Equity Incentive Plan, as amended, RSU Award Grant Notice, and Award Agreement. Mr. Ling’s compensation is made in accordance with the Company’s non-employee director compensation policy, which was updated effective May 21, 2025. In addition, Mr. Ling will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.
There are no arrangements or understandings between Mr. Ling and any other persons pursuant to which Mr. Ling was appointed to the Board. There are no family relationships between Mr. Ling and any other director or executive officer of the Company and he has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 21, 2025, the Company held its 2025 Annual Meeting of Stockholders (the Annual Meeting) virtually via live webcast. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A (the Proxy Statement) for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 14, 2025. Holders of Class A common stock were entitled to one vote for each share held as of the close of business on March 24, 2025 (the Record Date), and holders of Class B common stock were entitled to ten votes for each share held as of the Record Date.
The voting results for each of the proposals are set forth below.
1.Proposal No. 1 – Election of Directors.

Director Nominee	For	Withheld	Broker Non-Votes
Tim Chen	332,968,933	5,430,119	8,220,731
Jennifer E. Ceran	330,597,771	7,801,281	8,220,731
Lynne M. Laube	332,979,046	5,420,006	8,220,731
Kenneth T. McBride	333,605,114	4,793,938	8,220,731
Each of the four nominees for director was elected to the Company’s Board of Directors, each to serve until the 2026 annual meeting of stockholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement, or other termination of service.

2.Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm for 2025.

For	Against	Abstentions	Broker Non-Votes
346,480,723	122,564	16,496	—
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
Item 8.01    Other Events.
Amendment to Non-Employee Director Compensation Policy
On April 21, 2025, the Board approved certain amendments to the Company’s Non-Employee Director Compensation Policy, effective as of May 21, 2025.
Under the amended policy, non-employee directors will receive revised cash retainers and equity awards to better align director compensation with market practices. Further details regarding the updated compensation program will be provided in the Company’s next proxy statement.
Appointment of Kenneth McBride to Serve as Lead Independent Director to the Board of Directors
On May 19, 2025, the Board appointed Kenneth T. McBride, an existing member of the Board, to serve as Lead Independent Director, effective May 22, 2025.
As Lead Independent Director, Mr. McBride will assume the responsibilities typically associated with this role, including serving as a liaison between the independent directors and the Chair of the Board, and assisting with Board meeting agendas and materials.
Mr. McBride has served on the Board since 2022 and currently serves on the Audit and Compensation Committees.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT INDEX

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NERDWALLET, INC.

Date:	May 22, 2025	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
Chief Legal Officer & Corporate Secretary